UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 23, 2005

AVNET, INC.

(Exact Name of Registrant as Specified in Its Charter)
New York

(State or Other Jurisdiction of Incorporation)

1-4224	11-1890605

(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(480) 643-2000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 9.01. Financial Statements and Exhibits.
S I G N A T U R E

ITEM 1.01. Entry into a Material Definitive Agreement.
At its regularly scheduled meeting on September 23, 2005, the Board of Directors of Avnet, Inc. (“Avnet”) approved a form performance share unit term sheet (the “Term Sheet”) to make performance-based equity awards to employees (including executive officers and directors). A copy of the Term Sheet is attached hereto as Exhibit 99.1 to this Current Report. The awards will be made under the Avnet, Inc. 2003 Stock Compensation Plan, which was approved by the shareholders at Avnet’s 2003 annual shareholder meeting, a copy of which is on file with the Security and Exchange Commission (the “SEC”) as Exhibit 10.1 to Avnet’s Registration Statement on Form S-8 (Registration No. 333-55806).
The foregoing description of the Form Agreement is not complete and is qualified in its entirety by the Term Sheet, a copy of which is attached as Exhibit 99.1 hereto and is incorporated into this report by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits
99.1	Form of Performance Stock Unit Term Sheet
S I G N A T U R E
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVNET, INC. (Registrant)
Date: September 29, 2005	By:	/s/ Raymond Sadowski
Raymond Sadowski
Senior Vice President and Chief Financial Officer